UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 2, 2018

MVC CAPITAL, INC.

(the “Fund”)

(Exact name of registrant as specified in its charter)

DELAWARE, 943346760

(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue

2nd Floor

Purchase, NY 10577

(Address of registrant’s principal executive office)

914-701-0310

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Satisfaction and Discharge of 2023 Senior Notes

On November 21, 2017, MVC Capital Inc. (the “Company”) issued a notice of redemption with respect to all of its outstanding 7.25% senior notes due 2023 (the “Notes”). Following such date, the Issuer deposited with U.S. Bank, National Association, the trustee for the Notes (the “Trustee”), funds sufficient to satisfy all obligations remaining to the date of redemption, which redemption date was December 21, 2017, under the Indenture, dated as of February 26, 2013 (“the Indenture”), and the First Supplemental Indenture, dated as of February 26, 2013 (the “First Supplemental Indenture”. On January 2, 2018, the Trustee entered into a Satisfaction and Discharge of Indenture with respect to the Indenture and the First Supplemental Indenture, as to the Notes.

This description of the Satisfaction and Discharge of Indenture is not complete and is qualified in its entirety by the actual terms of such Satisfaction and Discharge of Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

4.1

Satisfaction and Discharge of Indenture, dated January 2, 2018, and relating to the Indenture, dated as of February 26, 2013, as supplemented by the First Supplemental Indenture, dated as of February 26, 2013, among the Company and U.S. Bank, National Association, relating to the 7.25% Senior Notes due 2023.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Satisfaction and Discharge of Indenture, dated January 2, 2018, and relating to the Indenture, dated as of February 26, 2013, as supplemented by the First Supplemental Indenture, dated as of February 26, 2013, among the Company and U.S. Bank, National Association, relating to the 7.25% Senior Notes due 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MVC Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC Capital, Inc.

DATE: January 2, 2018

/s/ Michael Tokarz
Michael Tokarz
Chairman

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